UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 1, 2013

RVUE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-54348	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

10740B West Grand Avenue, Franklin Park, Illinois 60131
(Address of Principal Executive Offices) (Zip Code)

(855) 261-8370

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐ Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2013, the Board of Directors of rVue Holdings, Inc. (the “Company”) appointed Steve Schildwachter as the Company’s Executive Vice President – Chief Marketing Officer.  Mr. Schildwachter, 50 years old, will be responsible for client relationships, network partnerships and corporate strategy.

Prior to joining the Company, Mr. Schildwachter was an Executive Vice President at Draftfcb Worldwide, a leading marketing communications agency, since April 1995, where he reported to both the Chairman and Chief Executive Officer.  During his time at Draftfcb and its predecessor, Foote, Cone & Belding, Mr. Schildwachter ran global operations on the agency's largest account, S.C. Johnson, helping drive sales and profits for brands like Raid, OFF!, Scrubbing Bubbles, Windex and Pledge, and also YUM! Restaurants International (KFC, Pizza Hut, Taco Bell), Wendy's, 7Up, Motorola, and Kemper Funds. From January 1986 to March 1995, he worked at Leo Burnett and DMB&B, handling brands such as McDonald's, Unocal, Keebler, Allstate and Blockbuster. The Internationalist magazine named him a 2011 Agency Innovator.  His blog, Ad Majorem, was #7 on the list of 50 Excellent Ad Agency Blogs Worth Reading.

Mr. Schildwachter does not have any family relationship with any other executive officer or director of the Company, nor has he been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Item 8.01.          Other Events.

On July 8, 2013, the Company issued a press release announcing the appointment of Mr. Schildwachter as its Executive Vice President – Chief Marketing Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated July 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: October 4, 2013	By:	/s/ Mark Pacchini
Mark Pacchini
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 8, 2013